EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees of ESSA Bank & Trust 401(k) Plan
Stroudsburg, Pennsylvania

We consent to the incorporation by reference in the Registration Statement Nos. 333-163761 and 333-157524 on Form S-8 of ESSA Bank & Trust 401(k) Plan of our report dated June 29, 2022, relating to our audits of the financial statements and supplemental schedule, which appears in this Annual Report on Form 11-K of the ESSA Bank & Trust 401(k) Plan for the year ended December 31, 2021.

Cranberry Township, Pennsylvania
June 29, 2022